UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: November 23, 2018 (November 16, 2018)
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)
(361) 664-0549
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
Cretic Energy Merger Agreement

On November 16, 2018, Forbes Energy Services LLC (“FES LLC”), a wholly owned subsidiary of Forbes Energy Services Ltd. (“Forbes” or the “Company”), and Cobra Transitory Sub LLC, a wholly owned subsidiary of FES LLC, entered into a Merger Agreement (the “Merger Agreement”) with Cretic Energy Services, LLC (“Cretic”) and Catapult Energy Services Group, LLC (“Catapult”), pursuant to which Forbes has acquired Cretic. In the merger, the issued and outstanding limited liability company interests in Cobra Transitory Sub LLC converted into and became a newly issued, sole limited liability company interest in Cretic, and the existing limited liability company interests of Cretic were converted into the right to receive $67.5 million, subject to customary purchase price adjustments.

The Merger Agreement also contains an earnout component whereby the purchase price payable to the former holders of Cretic limited liability company interests may be increased based upon Cretic’s operating performance for 2018. An earnout payment will be payable to the former equity holders of Cretic to the extent that Cretic’s “Earnout EBITDA” (as defined in the Merger Agreement) exceeds $13.5 million for the one-year period ended December 31, 2018. The registrant is unable to quantify the amounts of these payments, if any, as of the date of this Form 8-K.

The Merger Agreement contains customary representations, warranties and covenants by each of the parties. In connection with the Merger Agreement, (i) $6.39 million of the purchase price was placed into escrow to satisfy the indemnification obligations of Cretic’s former equity holders and (ii) $1.5 million of the purchase price was placed into escrow to satisfy any adjustments to the purchase price that may be owed to Forbes.

Forbes funded the purchase price with proceeds from (i) a new $35 million asset based revolving loan agreement, which was entered into on November 16, 2018 between the Company and Regions Bank and (ii) the amendment and upsizing of FES LLC’s existing first lien term loan by an additional $60 million. The financing transactions are described in greater detail below.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Revolving Loan Agreement

In connection with the merger, on November 16, 2018, the Company and certain of its subsidiaries, as borrowers, entered into a Credit Agreement (the “Revolving Loan Agreement”) with the lenders party thereto and Regions Bank, as administrative agent and collateral agent (the “Revolver Agent”). The Revolving Loan Agreement provides for $35 million of revolving loan commitments, subject to a borrowing base comprised of 85% of eligible accounts receivable, 90% of eligible investment grade accounts receivable and 100% of eligible cash, less reserves. The loans under the Revolving Loan Agreement accrue interest at a floating rate of LIBOR plus 2.50% - 3.25%, or a base rate plus 1.50% - 2.25%, with the margin based on the fixed charge coverage ratio from time to time.

The Revolving Loan Agreement is secured on a first lien basis by substantially all assets of the Company and its subsidiaries, subject to an intercreditor agreement between the Revolver Agent and the Term Loan Agent (as defined below) which provides that the priority collateral for the Revolving Loan Agreement consists of accounts receivable, cash and related assets, and that the other assets of the Company and its subsidiaries constitute priority collateral for the Term Loan Agreement (as defined below).

The foregoing description of the Revolving Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Amendment to Term Loan Agreement and Joinder

In connection with the merger, on November 16, 2018, the Company, as a guarantor, FES LLC, as borrower, and certain of their subsidiaries, as guarantors, entered into Amendment No. 1 to Loan and Security Agreement and Pledge and Security Agreement (the “Term Loan Amendment”) with the lenders party thereto and Wilmington Trust, National Association, as agent (the “Term Loan Agent”), pursuant to which the Loan and Security Agreement, dated as of April 13, 2017 (the “Term Loan

Agreement”), was amended to, among other things, permit (i) debt under the Revolving Loan Agreement and the liens securing the obligations thereunder, (ii) the incurrence of add-on term loans under the Term Loan Agreement in an aggregate principal amount of $10,000,000 and (iii) the incurrence of one-year “last-out” bridge loans under the Term Loan Agreement in an aggregate principal amount of $50,000,000 (the “Bridge Loan”).

In addition, on November 16, 2018, Cretic entered into joinder documentation pursuant to which it became a guarantor under the Term Loan Agreement and a pledgor under the Pledge and Security Agreement referred to in the Term Loan Agreement.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Backstop Commitment Letter

Pursuant to the Term Loan Amendment, the Company has agreed to use its reasonable best efforts to effectuate and close a rights offering as soon as reasonably practicable following November 16, 2018. In the rights offering, the Company plans to distribute to each holder of its common stock subscription rights to purchase the stockholder’s pro rata share of the Company’s 5.0% Subordinated PIK Convertible Notes (the “Notes”) in an aggregate principal amount sufficient to repay the Bridge Loan (the “Rights Offering”). The proceeds of the Rights Offering will be used by the Company to pay the obligations under the Bridge Loan, including any accrued and unpaid interest thereunder and any increase in the principal amount thereunder as a result of the accrual of PIK interest thereon, and any accrued and unpaid PIK interest on the Notes.
In connection with the Rights Offering, the Company entered into a Backstop Commitment Letter (the “Backstop Commitment Letter”) with certain backstop parties named therein (the “Backstop Parties”), pursuant to which the Backstop Parties agreed, subject to the terms and conditions in the Backstop Commitment Letter, to participate in the Rights Offering and backstop the full amount of the Rights Offering. The record date for the Rights Offering will be set by the Board of Directors of the Company upon the registration statement to be filed in connection with the Rights Offering being declared effective by the U.S. Securities and Exchange Commission (the “SEC”).
The foregoing description of the Backstop Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference.

Item 2.01 - Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under “Revolving Loan Agreement” and “Amendment to Term Loan Agreement and Joinder” within Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 16, 2018 (the “Effective Date”), FES LLC, a subsidiary of the Company, entered into an employment agreement (the “Employment Agreement”) with Joe Michetti, pursuant to which Mr. Michetti will provide services as the President and Co-Chief Operating Officer of FES LLC.
Mr. Michetti (43) was the co-founder of Cretic and served as its President and Chief Executive Officer from 2013 until its acquisition by the Company on November 16, 2018. Prior to founding Cretic, Mr. Michetti co-founded Infinistar Energy Services in 2004, which he sold to Weatherford International in 2009, maintaining a managerial position within Weatherford’s Global Coiled Tubing product line until co-founding Cretic in 2013. He also previously held various managerial and engineering positions for El Paso Production, Burlington Resources and Pan Canadian Petroleum.
Pursuant to the Employment Agreement, Mr. Michetti will provide services as the President and Co-Chief Operating Officer of FES LLC for an initial term of three years from the Effective Date, with automatic one-year renewals thereafter, unless either party provides 90 days’ written notice of intent not to renew the then-applicable term. The Employment Agreement provides for a base salary of $400,000 and provides that Mr. Michetti is eligible to participate in FES LLC’s annual bonus plan in the discretion of the board of directors of FES LLC (the “Board”) or the compensation committee of the Board. Mr. Michetti is also eligible to participate in such health and other group insurance and other employee benefit plans and programs of FES LLC as in effect from time to time on the same basis as other senior executives of FES LLC, and is entitled to a car allowance of $1,000 per month. In addition, Mr. Michetti was granted 86,400 restricted stock units of the Company on the Effective Date pursuant to the Forbes Energy Services Ltd. 2017 Management Incentive Plan.
The Employment Agreement subjects Mr. Michetti to the following restrictive covenants: (i) non-solicitation of employees of FES LLC and non-interference with any customers or clients during employment and for eighteen months thereafter; (ii) non-competition during employment and for eighteen months thereafter; (iii) perpetual non-disclosure of confidential information; and (iv) perpetual non-disparagement.
In the event that Mr. Michetti is terminated by FES LLC other than for Cause, Disability (as such terms are defined in the Employment Agreement) or death, he is entitled to (x) base salary continuation for eighteen months, (y) in the event such termination occurs on or after June 30th of a calendar year, a pro-rata bonus for the year of termination, equal to the annual bonus Mr. Michetti would have been entitled to receive had his employment not been terminated, based on the actual performance of FES LLC for the full year, multiplied by a fraction, the numerator of which is the number of days Mr. Michetti is employed by FES LLC during the applicable year prior to and including the date of termination and the denominator of which is 365; and (z) subject to the timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Mr. Michetti’s copayment of premiums associated with such coverage consistent with amounts paid by him during the year in which the termination occurs, FES LLC shall reimburse Mr. Michetti, on a monthly basis, for the excess costs of continued health benefits for himself and his covered dependents from the date of termination through the end of the eighteen month period following the date of termination, or such earlier date on which COBRA coverage for Mr. Michetti and his covered dependents terminates in accordance with COBRA.
The foregoing description of the Employment Agreement is intended only as a summary and is qualified in its entirety by reference by the actual terms of the Employment Agreement, which is attached as Exhibit 10.5 hereto and is incorporated by reference herein.
As an equityholder in Cretic, Mr. Michetti received approximately $454,000 pursuant to the Merger Agreement as consideration for his limited liability interests as well as certain incentive interests in Cretic. These incentive interests allow Mr. Michetti to receive additional distributions based on certain measures of the investment return to the former equity owners of Cretic. As a result of these interests, Mr. Michetti is eligible to receive additional amounts as a result of the earnout component and amounts, if any, released from escrow, each as described above under Item 1.01.
Mr. Michetti was not appointed to the position of President and Co-Chief Operating Officer of FES LLC pursuant to any arrangement or understanding with any other person. Mr. Michetti has no family relationships with any director or executive officer of the Company or FES LLC. Other than the payments described above, there are no transactions in which Mr. Michetti has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the financial condition and results of operations of the Company and its subsidiaries; changes in laws or regulations or policies of federal and state regulators and agencies; circumstances that might prevent or delay the consummation of the Rights Offering; and other circumstances beyond the Company’s control. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company’s business or operations. For a discussion of the risks and uncertainties to which the Company is subject, see the section of the periodic reports that the Company files with the SEC entitled “Risk Factors”.

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements of Cretic at the time of this filing, and no such financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements of Cretic will be filed as an amendment to this Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.
Because it is impracticable to provide the required pro forma financial statements relating to the acquisition of Cretic described in this Form 8-K at the time of this filing, and no such pro forma financial statements are available at this time, the Company hereby confirms that the required pro forma financial statements will be filed as an amendment to this Form 8-K no later than 71 days after the deadline for filing this Form 8-K.
(d) Exhibits.

10.1	Merger Agreement, dated November 16, 2018, by and among Forbes Energy Services LLC, Cobra Transitory Sub LLC, Cretic Energy Services, LLC and Catapult Energy Services Group, LLC.
10.2
Revolving Loan Agreement, dated November 16, 2018, by and among the Company and certain of its subsidiaries, as borrowers, the lenders party thereto and Regions Bank, as administrative agent and collateral agent.

10.3
Amendment No. 1 to Loan and Security Agreement and Pledge and Security Agreement, dated November 16, 2018, by and among the Company, as a guarantor, Forbes Energy Services LLC, as borrower, and certain of their subsidiaries, as guarantors, the lenders party thereto and Wilmington Trust, National Association, as agent.

10.4	Backstop Commitment Letter, dated November 16, 2018, by and between the Company and the backstop parties named therein.
10.5	Employment Agreement, effective November 16, 2018, by and between Joe Michetti and Forbes Energy Services LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: November 23, 2018	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer